                                                                     EXHIBIT 3.1

OFFICE OF THRIFT SUPERVISION
Department of the Treasury
1700 G. Street, N.W., Washington, D.C. 20552   (202) 906-6000


                                  June 9, 1997



                       CERTIFICATE OF CORPORATE EXISTENCE
                       ----------------------------------

          REFERENCE:     Chevy Chase Bank, F.S.B.
                         McLean, Virginia


     I, Nadine Y. Washington, Corporate Secretary, Office of Thrift Supervision, hereby certify, according to the records of the Office of Thrift Supervision, Department of the Treasury, Washington, DC.:

         1. Chevy Chase Bank, F.S.B., McLean, Virginia, was chartered under the laws of the United States to transact the business of a Federal savings bank;

         2. The charter of Chevy Chase Bank, F.S.B., McLean, Virginia, is in full force and effect;

         3. The Office of Thrift Supervision has not appointed a conservator or receiver for Chevy Chase Bank, F.S.B., McLean, Virginia; and

         4. As of June 9, 1997, Chevy Chase Bank, F.S.B., McLean, Virginia, is operating as a SAIF-insured financial institution.


                              /s/ Nadine Y. Washington
                              ____________________________________
                              Nadine Y. Washington

                              Corporate Secretary

                         OFFICE OF THRIFT SUPERVISION

                          DEPARTMENT OF THE TREASURY

                    [SEAL OF OFFICE OF THRIFT SUPERVISION]


     I certify that annexed hereto are true copies of documents described below made from records of the Office of Thrift Supervision, Department of the Treasury, successor to the Federal Home Loan Bank Board. Said records are in the official custody of the Dissemination Branch, Records Management and Information Policy Division, and are maintained in its offices at 1700 G Street, Northwest, Washington, District of Columbia.

               Copy of Charter Number 3950, in the form of Federal Stock Charter, effective April 8, 1986, consisting of three (3) pages, an Amendment consisting of two (2) pages, First Supplemental Section to
          Section 15B consisting of fifteen (15) pages, Appendix A Amended
          Section 5 consisting of nine (9) pages, letter of Change of Corporate Title changing the name to Chevy Chase Bank, F.S.B., Montgomery County, Maryland, consisting of one (1) page And amendment letter to
          Section 2 changing the home office address to McLean, Virginia consisting of one (1) page. Second Supplemental Section To Section 5B of Charter of Chevy Chase Bank, F.S.B. consisting of eleven (11) pages.


                                       SIGNED IN WASHINGTON, DISTRICT OF
                                       COLUMBIA, AND THE SEAL OF THE OFFICE OF
                                       THRIFT SUPERVISION AFFIXED, THIS 9TH DAY
                                       OF JUNE, 1997


                                       /s/ Marilyn R. Abbott
                                       ______________________________
                                       Marilyn R. Abbott
                                       Manager, Dissemination Branch
                                       Office of Thrift Supervision

                             FEDERAL STOCK CHARTER

                                      OF

                       CHEVY CHASE SAVINGS BANK, F.S.B.

     Section 1.  Corporate title.  The full corporate title of the savings bank
                 ---------------
is Chevy Chase Bank, F.S.B.

     Section 2.  Office. The home office shall be located in Montgomery County,
                 ------
Maryland.

     Section 3.  Duration.  The duration of the savings bank is perpetual.
                 --------

     Section 4.  Purpose and powers. The purpose of the savings bank is to
                 ------------------
pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts mandatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board ("Board"). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the Board, including authorization by delegated authority, in connection with action approving issuance of the charter.

     Section 5.  Capital stock.  The total number of shares of all classes of
                 -------------
the capital stock which the savings bank has the authority to issue is ten million (10,000,000), all of which shall be common stock of par value of one dollar ($1.00) per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes or future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     No shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     Section 6.  Preemptive rights. Holders of the capital stock of the savings
                 -----------------
bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

     Section 7.  Directors. The savings bank shall be under the direction of a
                 ---------
board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than seven nor more than fifteen except when a greater number is approved by the Board.

     Section 8.  Amendment of charter. Except as provided in Section 5, no
                 --------------------
amendment, addition, alteration, change or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Board, which preliminarily approval may be granted by the Board pursuant to regulations specifying preapproval charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal as acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in its preliminary approval.


ATTEST:                                   CHEVY CHASE SAVINGS BANK, F.S.B.

 /s/ George M. Rogers                     By:  /s/ B.F. Saul
----------------------------------            ----------------------------------
Secretary                                     B.F. Saul, President

ATTEST:                                   FEDERAL HOME LOAN BANK BOARD

 /s/ Jeff Sconyers                        By:  /s/ Edwin J. Gray
----------------------------------            ----------------------------------
Secretary to the Board                         Edwin J. Gray, Chairman

Declared effective this 8th day of April, 1986.

                                WRITTEN CONSENT

                   IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                        CHEVY CHASE SAVINGS BANK, F.S.B.

     Pursuant to Section 16 of Article II of the Bylaws of Chevy Chase Savings Bank, F.S.B., a federal savings bank (the "Institution"), the undersigned, constituting all of the stockholders of the Institution, do hereby consent in writing to the adoption of the following resolutions, such resolutions to have effect as if adopted at a duly held meeting of the stockholders of said institution:

          WHEREAS, the directors of the Institution have proposed that the Federal Stock Charter of the Institution be amended by adding the following paragraph as a new second paragraph of Section 7 of such Charter:

               "At a meeting of stockholders called expressly for that purpose, any director may be removed (a) for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (b) without cause, by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Removal for cause shall include removal because of the director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

          AND WHEREAS, the directors of the Institution have further proposed that the Bylaws of the Institution be amended to conform with such amendment to the Charter by amending the first sentence of Section 13 of Article 3 of such Bylaws to read in its entirety as follows:

               "At a meeting of stockholders called expressly for that purpose, any director may be removed (a) for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (b) without cause, by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Removal for cause shall include removal because of the director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and desist order."

          AND WHEREAS, such proposed amendments have been granted preliminary approval by the Federal Home Loan Bank Board, now therefore it is

          RESOLVED, that the proposed amendments set forth above are hereby approved and adopted as amendments to the Federal Stock Charter and Bylaws of the Institution, respectively.

Dated:  March 5, 1987

B.F. SAUL REAL ESTATE INVESTMENT TRUST        FRANKLIN DEVELOPMENT CO., INC.

By: /s/ B.F. Saul                             By: /s/ B.F. Saul
   -----------------------------------           ---------------------------


DERWOOD INVESTMENT CORPORATION                B.F. SAUL COMPANY EMPLOYEES
                                              PROFIT SHARING RETIREMENT
                                              TRUST

By: /s/ B.F. Saul                             By:  /s/ B.F. Saul
   -----------------------------------           ---------------------------

B.F. SAUL COMPANY                             THE KLINGER CORPORATION

By: /s/ B.F. Saul                             By: /s/ B.F. Saul
   -----------------------------------           ---------------------------

                         FIRST SUPPLEMENTAL SECTION TO

                             SECTION 15 OF CHARTER

                                      OF

                       CHEVY CHASE SAVINGS BANK, F.S.B.

     Certificate of Designation Establishing the Series and Fixing the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations and Restrictions, of the 13% Noncumulative Perpetual Preferred Stock, Series A.

          The undersigned duly authorized officer of CHEVY CHASE SAVINGS BANK, F.S.B., a federal savings bank (the "Bank"), in accordance with the charter (as amended, the "Charter") of the Bank and the rules and regulations of the Office of Thrift Supervision (the "OTS"), DOES HEREBY CERTIFY:

          WHEREAS, Section 5 of the Charter of the Bank authorizes the Bank to issue up to 10,000,000 shares of serial preferred stock (collectively, the "Preferred Stock"), and

          WHEREAS, pursuant to the authority expressly granted to the Board of Directors of the Bank under Section 5B of the Charter, on March 31, 1993 the Board of Directors authorized the creation, issuance and sale by the Bank of 3,000,000 shares of Preferred Stock to be issued in one series, and on April 21, 1993 the Board of Directors adopted the following resolution creating a series of 3,000,000 shares of Preferred Stock designated as set forth below:

          RESOLVED, that pursuant to the authority expressly granted to the Board of Directors by provisions in the Charter and the rules and regulations of the OTS, the issuance of a series of the Preferred Stock, which shall consist of 3,000,000 shares of the 10,000,000 shares of Preferred Stock that the Bank now has the authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, set forth in the Charter that may be applicable to such series) authorized by this resolution as follows:

     1.Designation
     -------------

     The series of shares of Preferred Stock authorized by this resolution shall be designated as "13% Noncumulative Perpetual Preferred Stock, Series A" (the "Series A Preferred Stock").

Shares of Series A Preferred Stock shall have a par value of $0.01 per share.

     The authorized number of shares of Series A Preferred Stock shall be 3,000,000. The number of authorized shares of Series A Preferred Stock may be reduced from time to time, but not below the number of shares of Series A Preferred Stock then outstanding, by further resolution duly adopted by the Board of Directors and by the taking of such further action as shall be required by the rules and regulations of the OTS. The number of authorized shares of Series A Preferred Stock shall not be increased. Fractional shares of Series A Preferred Stock, rounded to the nearest one-hundredth of a whole number, may be issued.

2.   Rank
     ----

     (a)  Dividend Rights. With respect to dividend rights, the Series A
          ---------------
Preferred Stock shall rank prior to common stock of all classes of the Bank (collectively, the "Common Stock") and to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding other than Parity Dividend Stock and Senior Dividend Stock. Parity Dividend Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to dividend rights, on a parity with the Series A Preferred Stock and Senior Dividend Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to dividend rights, as senior to the Series A Preferred Stock.

     (b)  Liquidation Rights. With respect to rights upon the voluntary or
          ------------------
involuntary dissolution, liquidation or winding up of the Bank, the Series A Preferred Stock shall rank prior to the Common Stock and to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding other than Parity Liquidation Stock and Senior Liquidation Stock. Parity Liquidation Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, on a parity with the Series A Preferred Stock and Senior Liquidation Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, as senior to the Series A Preferred Stock.

     (c)  Creation of Parity Stock and Junior Stock. To the extent not expressly
          -----------------------------------------
prohibited by the Charter, the Series A Preferred Stock shall be subject to the creation of Parity Dividend Stock and Parity Liquidation Stock (collectively, "Parity Stock") and of Common Stock and all other classes and series of equity securities of the Bank ranking junior to the Series A Preferred

Stock with respect to dividends rights ("Junior Dividend Stock") or rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank ("Junior Liquidation Stock" and, collectively with Junior Dividend Stock, "Junior Stock").

3.   Noncumulative Dividends; Priority
     ---------------------------------

     (a)  Payment of Cash Dividends. Holders of record of shares of Series A
          -------------------------
Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, noncumulative cash dividends at an annual rate of 13% of the $25.00 liquidation preference per share ($3.25 per share per annum), and no more. If declared, such noncumulative cash dividends shall be payable quarterly in equal amounts in arrears on February 15, May 15, August 15 and November 15 in each year or, if such day is not a Business Day (as defined in Section 9), on the next Business Day (each such date, a "Dividend Payment Date"). The first Dividend Payment Date shall be August 16, 1993. Each declared dividend shall be payable to holders of record of the Series A Preferred Stock as they appear on the stock books of the Bank at the close of business on such record dates, not more than forty-five (45) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"). The initial period for which dividends shall be paid (the "Initial Dividend Period") shall commence on the date of initial issuance of the Series A Preferred Stock (the "Issue Date") and shall end on June 30, 1993. Thereafter, quarterly dividend periods (each, a "Dividend Period") shall commence on and include January 1, April 1, July 1 and October 1 of each year (each such date, a "Dividend Period Commencement Date") and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.

     Cash dividends on the Series A Preferred Stock shall be noncumulative, so that if a cash dividend on the Series A Preferred Stock with respect to any Dividend Period (including the Initial Dividend Period) is not declared by the Board of Directors, the Bank shall have no obligation at any time to pay a cash dividend on the Series A Preferred Stock with respect to such Dividend Period, whether or not cash dividends are declared payable with respect to any future Dividend Period. Except as provided in subsection (b) of this Section 3, holders of the Series A Preferred Stock shall not otherwise be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors, as set forth in this subsection (a).

     The amount of dividends payable on each share of the Series A Preferred Stock for each full Dividend Period during which such share is outstanding shall be $0.8125. The amount of dividends payable for the Initial Dividend Period and for any Dividend Period which is less than a full three (3) months shall be computed on a basis of a 360-day year composed of twelve thirty (30) day months and the actual number of days elapsed in the Initial Dividend Period or such Dividend Period.

     The Series A Preferred Stock shall not participate in dividends with the Common Stock.

     Holders of the Series A Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series A Preferred Stock declared by the Board of Directors which may be unpaid. Any cash dividend payment made on the Series A Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Series A Preferred Stock.

     (b)  Payment of Stock Dividends. If, in accordance with subsection (a) of
          --------------------------
this Section 3, the Board of Directors does not declare the full amount of the noncumulative cash dividend accrued in respect of any Dividend Period (including the Initial Dividend Period), or the Bank does not pay the full amount of such dividend if declared, the Board of Directors shall declare in lieu thereof (subject to the restrictions and limitations on declaration and payment of dividends specified in Section 11) a dividend, payable to each holder of Series A Preferred Stock on the related Record Date, in shares of a new series of noncumulative perpetual preferred stock of the Bank (the "PIK Preferred Stock"). The number of shares of PIK Preferred Stock payable on each share of Series A Preferred Stock for such Dividend Period shall be the percentage equivalent of a fraction (expressed as a non-dollar amount), the numerator of which shall equal the amount of the cash dividend accrued on such share with respect to such Dividend Period minus the amount of the cash dividend, if any, declared and paid
                -----
on such share for such Dividend Period, and the denominator of which shall equal the $25.00 liquidation preference per share. Fractional shares of PIK Preferred Stock, rounded to the nearest one-hundredth of a whole number, may be issued.

     Dividends payable in PIK Preferred Stock shall be noncumulative, so that if a dividend in PIK Preferred Stock with respect to any Dividend Period (including the Initial Dividend Period) is not declared by the Board of Directors by reason of a restriction or limitation on declaration and payment of dividends specified in Section 11, the Bank shall have no obligation at any time to pay a dividend in PIK Preferred Stock with respect to such Dividend Period, whether or not dividends in PIK Preferred Stock or cash are declared payable with respect to any future Dividend Period.

     The Dividend Period, Dividend Period Commencement Date, Dividend Payment Date, Record Date and other applicable terms of the payment of dividends in PIK Preferred Stock shall be determined by reference to subsection (a) of this
Section 3.

     (c)  Terms of PIK Preferred Stock. The powers, preferences and relative,
          ----------------------------
participating, optional and other special rights, and the qualifications, limitations and restrictions, of each series of PIK Preferred Stock shall be set forth in a separate resolution by the Board of Directors creating such series, and shall be as nearly identical as possible to the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of shares of Series A Preferred Stock, except as follows:

          (i) Each series of PIK Preferred Stock shall be issued as of the Dividend Payment Date for the applicable Dividend Period and shall accrue dividends from such Dividend Payment Date.

         (ii) The annual dividend rate of PIK Preferred Stock of any series shall be equal to or grater than 13% of the $25.00 liquidation preferences per share of PIK Preferred Stock; but not to exceed an annual dividend rate of 20% of the $25.00 liquidation preference per share of PIK Preferred Stock, as fixed by the Board of Directors in its discretion. The annual dividend rate of any such series shall not be adjusted pursuant to subsection (e) of this Section 3 or otherwise.

        (iii) PIK Preferred Stock of any series may be redeemed by the Bank, at its option, in whole or in part, at any time or from time to time after the date of issuance of such series, at the redemption price of $25.00 per share in cash, plus, in each case, an amount in cash equal to all accrued and unpaid dividends thereon (whether or not declared) from the Dividend Period Commencement Date next preceding the date fixed for redemption to, but excluding, the date fixed for redemption.

     Each series of PIK Preferred Stock shall constitute Parity Dividend Stock and Parity Liquidation Stock.

     With respect to dividend rights and rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, the Series A Preferred Stock shall rank on a parity with each series of PIK Preferred Stock.

     (d)  Priority as to Dividends. No full dividends shall be declared or paid
          ------------------------
or set apart for payment on any Parity Dividend

Stock for any Dividend Period unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for such Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any other Parity Dividend Stock, dividends declared on the Series A Preferred Stock and other Parity Dividend Stock shall only be declared pro rata, so that the amount of dividends declared
                             --- ----
per share on the Series A Preferred Stock and other Parity Dividend Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends for such Dividend Period per share on shares of the Series A Preferred Stock and other Parity Dividend Stock bear to each other. If dividends declared for any Dividend Period consist in part of cash and in part of PIK Preferred Stock, dividends of each type shall be declared pro rata in the ratio specified in the preceding sentence on the Series
         --- ----
A Preferred Stock and other Parity Dividend Stock on which dividends in PIK Preferred Stock may be paid.

     The Bank shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Dividend Stock of the Bank or (except by conversion into or exchange for Junior Stock) repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, unless, with respect to each of the four (4) most recent preceding Dividend Periods (or such lesser number of Dividend Periods during which shares of Series A Preferred Stock have been outstanding), the Bank (i) shall have paid (or set apart a sum sufficient for payment of) full cash dividends on the Series A Preferred Stock or (ii) shall have redeemed (or set apart a sum sufficient for redemption of) PIK Preferred Stock of any one or more series at an aggregate redemption price for all such shares of PIK Preferred Stock at least equal to the amount of the accrued and payable but unpaid cash dividend for such Dividend Period. If a payment or redemption as specified in clause (i) or clause (ii) above with respect to any such Dividend Period is effected prior to the date of declaration, payment or setting apart of funds for payment of dividends or other distributions with respect to any Common Stock or other Junior Dividend Stock or prior to the date of any repurchase, redemption or other acquisition of Common Stock or other Junior Stock, the condition specified in the preceding sentence shall be satisfied with respect to such Dividend Period.

     (e)  Increase in Annual Dividend Rate. Following initial issuance of the
          --------------------------------
Series A Preferred Stock, the Bank shall be obligated to file an Offering Circular on Form OC (the "Form OC") with the OTS to register the Series A Preferred Stock under 12 C.F.R. Part 563g. If the Form OC is not declared effective by the OTS on or before August 15, 1993, the annual dividend rate payable on the Series A Preferred Stock shall increase to 13% for the "Increased Dividend Rate Period." The Increased Dividend Rate Period shall commence on August 16, 1993 and shall end on the earlier to occur of (i) the date on which the Form OC is declared effective by the OTS and
(ii) the second anniversary of the Issue Date. Commencing on the day next succeeding the last day of the Increased Dividend Rate Period, the annual dividend rate payable on the Series A Preferred Stock shall immediately and without further action by any person decrease to 13% for so long as the Series A Preferred Stock is outstanding. Upon any increase in the annual dividend rate of the Series A Preferred Stock pursuant to this subsection (e), references herein to 13% as the annual dividend rate payable on the Series A Preferred Stock shall be deemed to mean 15% during the Increased Dividend Rate Period, and the dividend amounts expressed in dollar terms in subsection (a) of this Section 3 shall be deemed to be adjusted in accordance with such increased annual dividend rate.

     (f) Any reference to "dividends" or "distributions" in this Section 3 shall not be deemed to include any distribution made (i) in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Bank or
(ii) by the Bank pursuant to the Tax Sharing Agreement dated June 28, 1990 between the Bank and affiliated entities of the Bank, as that Agreement may be amended from time to time, or any successor tax sharing agreement to that Agreement.

4.   Optional Redemption
     -------------------
     (a)  General. The shares of Series A Preferred Stock are not subject to
          -------
mandatory redemption, and shall not be redeemable by the Bank prior to May 1, 2003. On or after May 1, 2003, shares of Series A Preferred Stock may be redeemed by the Bank, at its option, in whole or in part, at any time or from time to time, upon notice as provided in subsection (b) of this Section 4, by resolution of the Board of Directors, at the redemption prices set forth below in cash, plus, in each case, an amount in cash equal to all accrued and unpaid dividends thereon (whether or not declared) from the Dividend Period Commencement Date next preceding the date fixed for redemption (the "Redemption Date") to, but excluding, the Redemption Date:

          If Redeemed During the         Redemption Price
             13-month Period          For Share of  Series A
             Beginning May 1,            Preferred Stock
          ----------------------      ----------------------

2003 ................................        $27,250
2004 ................................         27.025
2005 ................................         26.800
2006 ................................         26.375
2007 ................................         26.350
2008 ................................         26.125
2009 ................................         25.900
2010 ................................         25.675
2011 ................................         25.450
2012 ................................         25.225
2013 and thereafter .................         25.000

     The aggregate redemption price payable to each holder of record of Series A Preferred Stock to be redeemed shall be rounded to the nearest cent ($0.01).

     (b)  Notice of Redemption. Notice of any redemption shall be given by first
          --------------------
class mail, postage prepaid, mailed at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each holder of record of Series A Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of the Bank. Each such notice shall set forth (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) a statement that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on the Redemption Date. If fewer than all of the shares of Series A Preferred Stock held by the holder are to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

     On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Bank at the place designated in the notice given to such holder, and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

     If such notice of redemption shall have been so mailed, and if, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Bank separate and apart from its other funds in trust for the account of the holders of shares of Series A Preferred Stock to be redeemed (so as to be and continue to be available therefor), then, on and after the Redemption Date, notwithstanding that any certificates for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series A Preferred Stock so called for redemption shall be deemed to be no longer outstanding and the holders of such shares shall cease to be shareholders of the Bank and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Bank) of their certificates.

     In the event that holders of shares of Series A Preferred Stock that shall have been redeemed shall not, within two (2) years (or any longer period if required by law) after the Redemption Date, claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand by the Bank and if permitted by applicable law, pay over to the Bank any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Bank for payment of the redemption price thereof, but without interest from the Redemption Date. Any interest accrued on funds deposited in trust as aforesaid shall be paid to the Bank from time to time.

     (c)  Partial Redemption. If fewer than all of the outstanding shares of
          ------------------
Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or such other method as the Board of Directors, in
         --- ----
its discretion, determine to be equitable.

     (d)  Status of Shares Redeemed. Shares of Series A Preferred Stock
          -------------------------
redeemed, purchased or otherwise acquired for value by the Bank shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Bank at any time as shares of any series of Preferred Stock other than as shares of Series A Preferred Stock.

     (e)  No Sinking Fund. The Series A Preferred Stock shall not be subject to
          ---------------
the operation of any mandatory purchase, retirement or sinking fund.

5.   Liquidation Preference.
     ----------------------

     (a)  Liquidating Distributions. In the event of any voluntary or
          -------------------------
involuntary dissolution, liquidation or winding up of the Bank, the holders of shares of Series A Preferred Stock shall be entitled to receive for each shares thereof, out of the assets of the Bank legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Liquidation Stock, liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to all accrued and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such dissolution, liquidation or winding up (the "Liquidation Date") to, but excluding, the Liquidation Date; provided, however, that holders of shares of Series A Preferred Stock and any Parity Liquidation Stock shall be entitled to such liquidating distributions only after payment in full of liquidating distributions to holders of shares of any Senior Liquidation Stock. If the amounts available for distribution in respect of shares of Series A Preferred Stock and any Parity Liquidation Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares thereof, the holders of such outstanding shares of Series A Pre ferred Stock and such Parity Liquidation Stock shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock as such shall not be entitled to any further participation in any distribution of assets by the Bank. All distributions made in respect of the Series A Preferred Stock in connection with such a dissolution, liquidation or winding up of the Bank shall be made pro rata to the holders of the Series A Preferred Stock
                   --- ----
entitled thereto.

     (b)  Consolidation, Merger or Certain Other Actions. Neither the
          ----------------------------------------------
consolidation or merger of the Bank with or into any other entity, nor the consolidation or merger of any other entity with or into the Bank, nor a sale, transfer or lease of all or any part of the assets of the Bank shall be deemed to be a dissolution, liquidation or winding up of the Bank within the meaning of this Section 5.

6.   Voting Rights.
     -------------

     (a)  General. Except as expressly provided in this Section 6, or as
          -------
otherwise required by applicable law or regulation, holders of shares of Series A Preferred Stock shall have no voting rights.

     (b)  Right of Elect Directors. The holders of shares of Series A Preferred
          ------------------------
Stock shall be entitled to exercise the voting rights provided for in this subsection (b) (the "Election Right") upon the occurrence of a "Voting Trigger Event." It shall be a Voting Trigger Event if the Bank shall have failed to make a "Cash Dividend Distribution" with respect to each of any four (4) Dividend Periods (including the Initial Dividend Period), whether consecutive or not. A Cash Dividend Distribution shall mean, with respect to any Dividend Period, (i) the payment of full cash dividends on the Series A Preferred Stock (or the declaration of such full cash dividends and the setting apart of a sum sufficient for payment thereof); (ii) if PIK Preferred Stock has been issued with respect to any such Dividend Period in a dollar amount equal to the full cash dividend accrued for such Dividend Period, the redemption of such PIK Preferred Stock (or the mailing of a notice of such redemption and the setting apart for payment of the sum sufficient for such redemption); or (iii) if dividends paid on the Series A Preferred Stock for any such Dividend Period consist in part of cash and in part of PIK Preferred Stock in a dollar amount equal to the accrued and payable but unpaid cash dividend for such Dividend Period, the payment of such partial cash dividend (or the declaration of such partial cash dividend and the setting apart of a sum sufficient for payment thereof) and the redemption of such PIK Preferred Stock (or the mailing of a notice of such redemption and the setting apart for payment of a sum sufficient for such redemption). Any Dividend Period with respect to which PIK Preferred Stock has been issued and redeemed as provided in clause (ii) or clause (iii) of the preceding sentence shall not be counted toward the limit of four (4) Dividend Periods referred to above in this subsection (b). A Voting Trigger Event shall be deemed to have occurred as of the Dividend Payment Date of the Dividend Period that is the fourth (4th) Dividend Period for which a Cash Dividend Distribution has not been made.

     Upon the occurrence of a Voting Trigger Event, the maximum authorized number of directors of the Bank shall be increased by two (2). Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of Series A Preferred Stock and any other affected classes or series of Parity Stock upon which the same election right has been conferred and is exercisable, shall have the exclusive right, voting together as a single class, to elect the two (2) additional directors at the Bank's next annual meeting of shareholders or at a special meeting of shareholders as provided below and to re-elect two (2) directors at each subsequent annual meeting of shareholders until the Election Right terminates, as provided in the last paragraph of this subsection (b). At any time when the Election Right shall have so vested, the Bank may, and upon the written request of the holders of record of not less than 20% of the total number of shares of the Series A Preferred Stock and such Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships for the election of directors. In the case of such a written request, such special meeting shall be held within ninety (90) days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the by-laws of the Bank, provided that the Bank shall not be required to call such a special meeting if such request is received less than one hundred twenty (120) days before the date fixed for the next ensuing annual meeting of shareholders of the Bank, at which meeting such newly created directorships shall be filled by the holders of such shares. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, disability or disqualification, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected as aforesaid of a new director for the unexpired term of such former director.

     The holders of the Series A Preferred Stock and any Parity Stock referred to in the preceding paragraph, voting together as a single class, shall have the right at any time to remove without cause and replace any directors such holders have elected pursuant to this Section 6.

     The term of the directors elected to the Board of Directors pursuant to a particular exercise of the Election Right shall terminate as of the Business Day next succeeding the Dividend Payment Date for the fourth (4th) consecutive Dividend Period after vesting of the Election Right on which the Bank shall have made a Cash Dividend Distribution or shall have set apart funds sufficient to make a Cash Dividend Distribution.

     (c)  Certain Voting Rights. So long as any shares of Series A Preferred
          ---------------------
Stock are outstanding, the Bank shall not, without the consent or vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal or otherwise change any provision of the Charter, including, without limitation, this First Supplemental Section thereto, if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock or (ii) authorize, create or issue or increase the authorized or issued amount of any class or series of Senior Dividend Stock or Senior Liquidation Stock or any warrants, options or other rights convertible into a exchangeable for any class or series of Senior Dividend Stock or Senior Liquidation Stock. With respect to any matter specified in clause (i) above, the holders of shares of Series A Preferred Stock and the holders of shares of PIK Preferred Stock shall vote together as a single class. With respect to any matter specified in clause (ii) above, the holders of shares of Series A Preferred Stock and the holders of shares of PIK Preferred Stock shall vote together as a single class.

     The creation or issuance of Parity Stock (including, without limitation, any series of PIK Preferred Stock) or Junior Stock, or a merger, consolidation, reorganization or other business combination in which the Bank is not the surviving entity, or an amendment that substitutes the surviving entity in a merger or consolidation for the Bank, shall not be deemed to be a material and adverse change to the rights, preferences, powers or privileges of the Series A Preferred Stock requiring a vote of the holders of shares of Series A Preferred Stock pursuant to this subsection (c).

     No vote of the Series A Preferred Stock shall be required if the Series A Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series A Preferred Stock.

     (d)  Quorum; Voting. Except as provided by law or regulation or the
          --------------
provisions of this Charter, the presence at a meeting, in person or by proxy, of shareholders entitled to cast a majority of the shares of Series A Preferred Stock outstanding and entitled to vote on any matter shall constitute a quorum; provided, however, if any matter shall require a vote of holders of shares of Series A Preferred Stock and any other Parity Stock, voting together as a single class, the presence at a meeting, in person or proxy, of shareholders entitled to cast a majority of the shares of Series A Preferred Stock and such other Parity Stock which is outstanding and entitled to vote on any matter shall constitute a quorum. In connection with any matter on which holders of the Series A Preferred Stock are entitled to vote as one class or otherwise pursuant to law or regulation or the provisions of this Charter, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder.

7.   No Conversion, Preemptive or Subscription Rights
     ------------------------------------------------

     The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, the Bank. The Series A Preferred Stock is not entitled to any preemptive or subscription rights with respect to any securities of the Bank.

8.   No Other Rights
     ---------------

     The shares of Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional and other special rights except as set forth herein or in any other provision of the Charter or as otherwise required by applicable law or regulation.

9.   Business Day
     ------------

     For purposes hereof, the term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Chevy Chase, Maryland or in New York, New York are obligated or authorized by law or executive order to be closed.

10.  Actions by Committee of Board of Directors
     ------------------------------------------

     To the extent permitted by the rules and regulations of the OTS or other applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

11.  Compliance with Applicable Law and Other Restrictions
     -----------------------------------------------------

     Declaration by the Board of Directors and payment by the Bank of cash and stock dividends to holders of the Series A Preferred Stock and repurchase, redemption or other acquisition by the Bank of shares of Series A Preferred Stock and PIK Preferred Stock shall be subject in all respect to any restrictions and limitations placed on dividends, redemption or other distributions by the Bank under (i) laws, regulations and regulatory conditions or limitations applicable to or regarding the Bank from time to time, (ii) agreements with federal banking authorities with respect to the Bank from time to time in effect and (iii) contracts, indentures and other agreements from time to time in effect to which the Bank is a party or by which the Bank or its assets are bound.

          IN WITNESS WHEREOF, Chevy Chase Savings Banks, F.S.B. has caused this instrument to be signed by B. Francis Saul II, its Chairman of the Board, and attested by Mary Lou Mayes, its Assistant Secretary, this 21st day of April, 1993.


                                            CHEVY CHASE SAVINGS BANK, F.S.B.

                                            By:  /s/ B. Francis Saul II
                                                --------------------------------
                                                   B. Francis Saul II
                                                   Chairman of the Board
ATTEST:
-----


By:   /s/ Mary Lou Hayes
     -----------------------------------
        Mary Lou Hayes
        Assistant Secretary

                                  APPENDIX A
                                  ----------

Section 5. Capital stock. The total number of shares of all classes of the capital stock which the association has the authority to issue is twenty million (20,000,000), of which ten million (10,000,000) shall be common stock of par value of one dollar ($1.00) per share and of which ten million (10,000,000) shall be preferred stock of par value of $0.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

       Except for shares issuable in connection with the conversion of the association from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

       Nothing contained in this section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, That this restriction on voting separately by class or series shall not apply:

   (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

   (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the association if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, the Federal Deposit

Insurance Corporation, or the Resolution Trust Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the association, shall not be considered to be such an adverse change.

       A description of the different classes and series (if any) of the association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common stock. Except as provided in this section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

       Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

       In the event of any liquidation, dissolution, or winding up of the association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the association available for distribution remaining after: (i) Payment or provision for payment of the association's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred stock. The association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series;

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary of involuntary liquidation, dissolution, or winding up of the association;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the association shall file with the Secretary to the Office a dated copy of that supplementary section of this charter established and designating the series and fixing and determining the relative rights and preferences thereof.

[LETTERHEAD OF OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF TREASURY]


                               February 14, 1994

Docket No. 8145

Mr. C. Keith McLendon
Associate General Counsel
Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

               RE:  CHANGE OF CORPORATE TITLE

Dear Mr. McLendon:

     Our review of the amendment approved by Chevy Chase Savings Bank, F.S.B.'s shareholders on February 1, 1994, indicates that the institution has fully complied with the applicable provisions of its charter for amending Section 1.

     In accordance with 12 C.F.R. Section 552.4, the institution's request to amend Section 1 is approved to read as follows:

     "1. The full corporate title of the savings bank is Chevy Chase Bank, F.S.B."

     The amendment will be considered effective as of February 9, 1994, the date the amendment was filed with our office.

     If you have any questions or if we may be of assistance, please call Michele Brace at (404) 888-5343.

                              Sincerely,

                              /s/ Jean Rankin

                              Jean Rankin
                              Applications Manager

[LETTERHEAD OF OFFICE OF THRIFT SUPERVISION]

                                January 17, 1996

Mr. Scott A. Anenberg, Esq.
Shaw, Pittman, Potts & Trowbridge
2300 N Street, N.W.
Washington, D.C.  20037-1128

     RE:  CHEVY CHASE BANK, FSB
     MCLEAN, VIRGINIA (DOCKET NO. 8145)
     -----------------------------------
     CHARTER AMENDMENT

Dear Mr. Anenberg:

     In accordance with 12 C.F.R. Section 552.4, final approval is granted to Chevy Chase Bank, FSB's request to amend Section 2 of its Federal stock charter to provide that its home office will be located in McLean, Virginia.

     The proposed amendment, which received preliminary approval on December 28, 1995, is considered to be effective as of January 16, 1996, the date the institution redesignated its branch office located at 8251 Greensboro Drive, McLean, Virginia, as its home office.

     If you have any further questions concerning this matter, please call Applications Analyst Michele Brace at (404) 888-5343.

                                Sincerely,

                                /s/ Jean Rankin
                                ---------------
                                Jean Rankin
                                Applications Manager

cc:  Stephen R. Halpin, Jr.
     Chevy Chase Bank, FSB

                        SECOND SUPPLEMENTAL SECTION TO
                             SECTION 5B OF CHARTER
                                       OF
                            CHEVY CHASE BANK, F.S.B.



       Certificate of Designation Establishing the Series and Fixing the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations and Restrictions, of the 10 3/8% Noncumulative Preferred Stock, Series B

          The undersigned duly authorized officer of CHEVY CHASE BANK, F.S.B., a federally chartered stock savings bank (the "Bank"), in accordance with the charter (as amended, the "Charter") of the Bank and the rules and regulations of the Office of Thrift Supervision (the "OTS"), DOES HEREBY CERTIFY:

          WHEREAS, Section 5 of the Charter of the Bank authorizes the Bank to issue up to 10,000,000 shares of serial preferred stock (collectively, the "Preferred Stock");

          WHEREAS, the Bank currently has outstanding 3,000,000 shares of 13% Noncumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock");

          WHEREAS, pursuant to the authority expressly granted to the Board of Directors of the Bank under Section 5B of the Charter, on September 19, 1996 the Board of Directors authorized the creation of a new series of Preferred Stock to be issued, if ever, in connection with an automatic exchange for the 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A of Chevy Chase Preferred Capital Corporation, a wholly owned subsidiary of the Bank; and

          WHEREAS, on November 27, 1996 the Executive Committee of the Board of Directors adopted the following resolution creating a series of up to 3,300,000 shares of Preferred Stock designated as set forth below:

          RESOLVED, that pursuant to the authority expressly granted to the Executive Committee of the Board of Directors by provisions in the Charter and the rules and regulations of the OTS, the issuance of a series of the Preferred Stock, which shall consist of up to 3,300,000 shares of the 7,000,000 authorized but unissued shares of Preferred Stock that the Bank has the authority to issue, be, and the same hereby is, authorized, and the Executive Committee hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, set forth in the Charter that may be applicable to such series) authorized by this resolution as follows:

1.   DESIGNATION
     -----------

     The series of shares of Preferred Stock authorized by this resolution shall be designated as "10 3/8% Noncumulative Preferred Stock, Series B" (the "Series B Preferred Stock"). Shares of Series B Preferred Stock shall have a par value of $5.00 per share.

     The authorized number of shares of Series B Preferred Stock shall be 3,300,000. The number of authorized shares of Series B Preferred Stock may be reduced from time to time, but not below the number of shares of Series B Preferred Stock then outstanding, by further resolution duly adopted by the Board of Directors and by the taking of such further action as shall be required by the rules and regulations of the OTS. The number of authorized shares of Series B Preferred Stock shall not be increased. Fractional shares of Series B Preferred Stock, rounded to the nearest one-hundredth of a whole number, may be issued.

2.   RANK
     ----

     a)  Dividend Rights.  With respect to dividend rights, the Series B
         ---------------
Preferred Stock shall rank prior to common stock of all classes of the Bank (collectively, the "Common Stock"), pari passu with the Series A Preferred Stock and junior to all claims of the Bank's creditors, including the claims of the Bank's depositors and holders of the Bank's outstanding subordinated debentures. The Series B Preferred Stock shall be senior to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding other than either Parity Dividend Stock or Senior Dividend Stock. Parity Dividend Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to dividend rights, on a parity with the Series B Preferred Stock and Senior Dividend Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to dividend r ights, as senior to the Series B Preferred Stock.

     b)  Liquidation Rights.  With respect to rights upon the voluntary or
         ------------------
involuntary dissolution, liquidation or winding up of the Bank, the Series B Preferred Stock shall rank prior to the Common Stock, pari passu with the Series A Preferred Stock and junior to all claims of the Bank's creditors, including the claims of the Bank's depositors and holders of the Bank's outstanding subordinated debentures. The Series B Preferred Stock shall be senior to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding other than either Parity Liquidation Stock or Senior Liquidation Stock. Parity Liquidation Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, on a parity with the Series B Preferred Stock and Senior Liquidation Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, on a parity with the Series B Preferred Stock and Senior Liquidation Stock shall mean any class or series of equity securities of the Bank expressly designated as ranking, with respect to rights upon the voluntary or involuntary dissolution, liquidation or winding up of the Bank, as senior to the Series B Preferred Stock.

     c)  Creation of Parity Stock and Junior Stock.  To the extent not expressly
         -----------------------------------------
prohibited by the Charter, the Series B Preferred Stock shall be subject to the creation of Parity Dividend Stock and Parity Liquidation Stock (collectively, "Parity Stock") and of Common Stock and all other classes and series of equity securities of the Bank ranking junior to the Series B Preferred Stock with respect to dividends rights ("Junior Dividend Stock") or rights upon the voluntary involuntary dissolution, liquidation or winding up of the Bank ("Junior Liquidation Stock" and, collectively with Junior Dividend Stock, "Junior Stock").

3.   NONCUMULATIVE DIVIDENDS:  PRIORITY
     ----------------------------------

     a)  Payment of Cash Dividends. Holders of record of shares of Series B
         -------------------------
Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, noncumulative cash dividends at an annual rate of 10 3/8% of the $50.00 liquidation preference per share ($5.1875 per share per annum), and no more. If declared, such noncumulative cash dividends shall be payable quarterly in equal amounts in arrears on January 15, April 15, July 15 and October 15 in each year or, if such day is not a Business Day (as defined in Section 9), on the next Business Day (each such date, a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record of the Series B Preferred Stock as they appear on the stock books of the Bank at the close of business on such record dates, not more than forty-five (45) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"). The initial period for which dividends shall be paid (the "Initial Dividend Period") shall commence on the date of initial issuance of the Series B Preferred Stock (the "Issue Date") and shall end on the immediately following Dividend Period Commencement Date (as hereinafter defined). Thereafter, quarterly dividend periods (each, a "Dividend Period") shall commence on and include January 1, April 1, July 1 and October 1 of each year (each such date, a "Dividend Period Commencement Date") and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.

     Cash dividends on the Series B Preferred Stock shall be noncumulative, so that if a cash dividend on the Series B Preferred Stock with respect to any Dividend Period (including the Initial Dividend Period) is not declared by the Board of Directors, the Bank shall have no obligation at any time to pay a cash dividend on the Series B Preferred Stock with respect to such Dividend Period, whether or not cash dividends are declared payable with respect to any furture Dividend Period. Holders of the Series B Preferred Stock shall not be entitled to any dividends in excess of the noncumulative dividends declared by the Board of Directors, as set forth in this subsection (a).

     The Series B Preferred Stock is to be issued, if ever, in connection with an exchange for the 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A (the "Preferred Capital Shares") of Chevy Chase Preferred Capital Corporation, a wholly owned subsidiary of the Bank. Any accrued and unpaid dividends on the Preferred Capital Shares at the time of the exchange will be deemed to be accrued and unpaid dividends on the Series B Preferred Stock.

     The amount of dividends payable on each share of the Series B Preferred Stock for each full Dividend Period during which such share is outstanding shall be $1.2969. The amount of dividends payable for the Initial Dividend Period and for any Dividend Period which is less than a full three (3) months shall be computed on a basis of a 360-day year composed of twelve thirty

(30) day months and the actual number of days elapsed in the Initial Dividend Period or such Dividend Period.

     The Series B Preferred Stock shall not participate in dividends with the Common Stock.

     Holders of the Series B Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series B Preferred Stock declared by the Board of Directors which may be unpaid. Any cash dividend payment made on the Series B Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Series B Preferred Stock.

     b)  Priority as to Dividends.  No full cash dividends shall be declared or
         ------------------------
paid or set apart for payment on any Parity Dividend Stock for any Dividend Period unless full cash dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for such Dividend Period. When cash dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) in any Dividend Period on the Series B Preferred Stock and any other Parity Dividend Stock, cash dividends declared on the Series B Preferred stock and any other Parity Dividend Stock shall only be declared pro
                                                                             ---
rata, so that the amount of cash dividends declared per share on the Series B
----
Preferred Stock and other Parity Dividend Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid cash dividends for such Dividend Period per share on shares of the Series B Preferred Stock and other Parity Dividend Stock bear to each other.

     Holders of the Series A Preferred Stock are entitled to receive, in lieu of payment of a cash dividend, a dividend payable in shares of a new series of noncumulative perpetual, preferred stock of the Bank (the "PIK Preferred Stock"). The payment of PIK Preferred Stock as a dividend on the Series A Preferred Stock, or on any other Parity Dividend Stock on which dividends in PIK Preferred Stock may be paid, shall not entitle the holders of Series B Preferred Stock to any dividend payment, either in cash or PIK Preferred Stock, on such Series B Preferred Stock. In the event the Board of Directors of the Bank declares a dividend on the Series A Preferred Stock, or on any other Parity Dividend Stock on which dividends in PIK Preferred Stock may be paid, payable in part by cash and in part by PIK Preferred Stock, the holders of Series B Preferred Stock shall be entitled to an equal dividend payment with respect to the cash dividend paid on such stock.

     If full dividends on the Series B Preferred Stock for any dividend period shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, no cash dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon the common Stock or any other capital stock of the Bank ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation, nor shall any Common Stock or any other capital stock of the Bank ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Bank (except by conversion into or exchange for other capital stock of the Bank ranking junior to the Series B Preferred Stock as to dividends and amounts upon liquidation), until such time as cash dividends on all outstanding Series B Preferred Stock have been (i) declared and paid for three consecutive dividend periods and (ii) declared and paid or declared and a sum sufficient for the payment thereof has been set apart for payment for the fourth consecutive dividend period. If a payment as specified above with respect to any such Dividend Period is effected prior to the date of declaration, setting apart of funds for payment of dividends or other distributions with respect to any Common Stock or other Junior Dividend Stock or prior to the date of any repurchase, redemption or other acquisition of Common Stock or other Junior Stock, the condition specified in the preceding sentence shall be satisfied with respect to such Dividend Period.

     c) Any reference to "dividends" or "distributions" in this Section 3 shall not be deemed to include any distribution made (i) in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Bank or
(ii) by the Bank pursuant to the Tax Sharing Agreement dated June 28, 1990 between the Bank and affiliated entities of the Bank, as that Agreement may be am ended from time to time, or any successor tax sharing agreement to that Agreement.

4.   OPTIONAL REDEMPTION
     -------------------

     a)  General.  The shares of Series B Preferred Stock are not subject to
         -------
mandatory redemption and shall not be redeemable by the Bank prior to January 15, 2007. On or after such date, the Series B Preferred Stock may be redeemed by the Bank, at its option, in whole or in part, at any time or from time to time, upon notice as provided in subsection (b) of this Section 4, by resolution of the Board of Directors, at the following redemption prices (expressed as a percentage of the $50.00 liquidation preference), if redeemed during the 12-month period beginning January 15 of the years indicated below, plus the quarterly accrued and unpaid dividends to the date of redemption, if any, thereon:

Year                                                      Redemption Price
----                                                      ----------------
2007 .......................................................  105.187%
2008 .......................................................  104.150%
2009 .......................................................  103.112%
2010 .......................................................  102.075%
2011 .......................................................  101.037%

and thereafter at a redemption price of $50.00 per share, plus the quarterly accrued and unpaid dividend, if any, to the date fixed for redemption (the "Redemption Date").

     The aggregate redemption price payable to each holder of record of Series B Preferred Stock to be redeemed shall be rounded to the nearest cent ($0.01).

     b)  Notice of Redemption.  Notice of any redemption shall be given by first
         --------------------
class mail, postage prepaid, mailed at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each holder of record of Series B Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of the Bank. Each such notice shall set forth (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) a statement that dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on the Redemption Date. If fewer than all of the shares of Series B Preferred Stock held by the holder are to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

     On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Bank at the place designated in the notice given to such holder, and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

     If such notice of redemption shall have been so mailed, and if, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Bank separate and apart from its other funds in trust for the account of the holders of shares of Series B Preferred Stock to be redeemed (so as to be and continue to be available therefor), then, on and after the Redemption Date, notwithstanding that any certificates for shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series B Preferred Stock so called for redemption shall be deemed to be no longer outstanding and the holders of such shares shall cease to be shareholders of the Bank and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Bank) of their certificates.

     In the event that holders of shares of Series B Preferred Stock that shall have been redeemed shall not, within two (2) years (or any longer period if required by law) after the Redemption Date, claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand by the Bank and if permitted by applicable law, pay over to the Bank any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Bank for payment of the redemption price thereof, but without interest from the Redemption Date. Any interest accrued on funds deposited in trust as aforesaid shall be paid to the Bank from time to time.

     c)  Partial Redemption.  If fewer than all of the outstanding shares of
         ------------------
Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or such other method as the Board of Directors, in
         --- ----
its discretion, determines to be equitable.

     d)   Status of Shares Redeemed.  Shares of Series B Preferred Stock
          -------------------------
redeemed, purchased or otherwise acquired for value by the Bank shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Bank at any time as shares of any series of Preferred Stock other than as shares of Series B Preferred Stock.

     e)  No Sinking Fund.  The Series B Preferred Stock shall not be subject to
         ---------------
the operation of any mandatory purchase, retirement or sinking fund.

5.   LIQUIDATION PREFERENCE
     ----------------------

     a)  Liquidating Distributions.  In the event of any voluntary or
         -------------------------
involuntary dissolution, liquidation or winding up of the Bank, the holders of shares of Series B Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Bank legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Liquidation Stock, liquidating distributions in the amount of $50.00 per share, plus an amount per share equal to all quarterly accrued and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such dissolution, liquidation or winding up (the "Liquidation Date") to, but excluding, the Liquidation Date; provided, however, that holders of shares of Series B Preferred Stock and any Parity Liquidation Stock, including the Series A Preferred Stock, shall be entitled to such liquidating distributions only after payment in full of liquidating distributions to holders of shares of any Senior Liquidation Stock. If the amounts available for distribution in respect of shares of Series B Preferred Stock and any Parity Liquidation Stock, including the Series A Preferred Stock, are not sufficient to satisfy the full liquidation rights of all of the outstanding shares thereof, the holders of such outstanding shares of Series B Preferred Stock and such Parity Liquidation Stock shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock as such shall not be entitled to any further participation in any distribution of assets by the Bank. All distributions made in respect to the Series B Preferred Stock in connection with such a dissolution, liquidation or winding up of the Bank shall be made pro rata to the
                                                                 --- ----
holders of the Series B Preferred Stock entitled thereto.

     b)  Consolidation, Merger or Certain Other Actions.  Neither the
         ----------------------------------------------
consolidation or merger of the Bank with or into any other entity, nor the consolidation or merger of any other entity with or into the Bank, nor a sale, transfer or lease of all or any part of the assets of the

Bank shall be deemed to be a dissolution, liquidation or winding up of the Bank within the meaning of this Section 5.

6.   VOTING RIGHTS
     -------------

     a)  General.  Except as expressly provided in this Section 6, or as
         -------
otherwise required by applicable law or regulation, holders of shares of Series B Preferred Stock shall have no voting rights.

     b)  Right to Elect Directors.  The holders of shares of Series B Preferred
         ------------------------
Stock shall be entitled to exercise the voting rights provided for in this subsection (b) (the "Election Right") upon the occurrence of a "Voting Trigger Event." It shall be a Voting Trigger Event if, at the time of any annual meeting of the Bank's stockholders for the election of directors, there is a default in preference dividends on the Series B Preferred Stock. For purposes hereof, a "default in preference dividends" on the Series B Preferred Stock shall be deemed to have occurred whenever the Bank has failed to declare and set aside for payment a quarterly dividend during any of the four preceding quarterly dividend periods on the Series B Preferred Stock.

     Upon the occurrence of a Voting Trigger Event, the maximum authorized number of directors of the Bank shall be increased by two (2). Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of Series B Preferred Stock and any other affected classes or series of Parity Stock upon which the same election right has been conferred and is exercisable, shall have the exclusive right, voting together as a single class, to elect the two (2) additional directors at such annual meeting of shareholders or at a special meeting of shareholders as provided below and to re-elect two (2) directors at each subsequent annual meeting of shareholders until the Election Right terminates, as provided in the last paragraph of this subsection (b). If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, disability or disqualification, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected as aforesaid of a new director for the unexpired term of such former director.

     The holders of the Series B Preferred Stock and any Parity Stock referred to in the preceding paragraph, voting together as a single class, shall have the right at any time to remove without cause and replace any directors such holders have elected pursuant to this Section 6.

     The term of the directors elected to the Board of Directors pursuant to a particular exercise of the Election Right shall continue until the latter of (i) the expiration of the term of such director or (ii) the payment of four consecutive quarterly dividends on the Series B Preferred Stock.

     c)  Certain Voting Rights.  So long as any shares of Series B Preferred
         ---------------------
Stock are outstanding, the Bank shall not, without the consent or vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series B Preferred Stock, (i) amend, alter or repeal or otherwise change any provision of the Charter, including, without limitation, this Second Supplemental

Section thereto, if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock or (ii) authorize, create or issue or increase the authorized or issued amount of any class or series of Senior Dividend Stock or Senior Liquidation Stock or any warrants, options or other rights convertible into or exchangeable for any class or series of Senior Dividend Stock or Senior Liquidation Stock. With respect to any matter specified in clause (i) above, the holders of shares of Series B Preferred Stock shall vote together as a single class. With respect to any matter specified in clause (ii) above, the holders of shares of Series B Preferred Stock and any other affected classes or series of Parity Stock upon which the same voting right has been conferred and is exercisable shall vote together as a single class.

     The creation or issuance of Parity Stock or Junior Stock, or a merger, consolidation, reorganization or other business combination in which the Bank is not the surviving entity, or an amendment that substitutes the surviving entity in a merger or consolidation of the Bank, shall not be deemed to be a material and adverse change to the rights, preferences, powers or privileges of the Series B Preferred Stock requiring a vote of the holders of shares of Series B Preferred Stock pursuant to this subsection 6(c).

     No vote of the Series B Preferred Stock shall be required if the Series B Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series B Preferred Stock.

     d)  Quorum:  Voting.  The presence at a meeting, in person or by proxy, of
         ---------------
shareholders entitled to cast a majority of the shares of Series B Preferred Stock outstanding and entitled to vote on any matter shall constitute a quorum. If any matter shall require a vote of holders of shares of Series B Preferred Stock and any other Parity Stock, voting together as a single class, the presence at a meeting, in person or proxy, of shareholders entitled to cast a majority of the shares of Series B Preferred Stock and such other Parity Stock which is outstanding and entitled to vote on any matter shall constitute a quorum. Approval of any matter at a meeting shall require the affirmative vote of a majority of the shares present at such meeting, in person or by proxy, and voting as a class. In connection with any matter on which holders of the Series B Preferred Stock are entitled to vote as one class or otherwise pursuant to law or regulation or the provisions of this Charter, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holder.

7.   NO CONVERSION, PREEMPTIVE OR SUBSCRIPTION RIGHTS
     ------------------------------------------------

     The holders of shares of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, the Bank. The Series B Preferred Stock is not entitled to any preemptive or subscription rights with respect to any securities of the Bank.

8.   NO OTHER RIGHTS
     ---------------

     The shares of Series B Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional and other special rights except as set forth herein or in any other provision of the Charter or as otherwise required by applicable law or regulation.

9.   BUSINESS DAY
     ------------

     For purposes hereof, the term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in McLean, Virginia or in New York, New York are obligated or authorized by law or executive order to be closed.

10.  ACTION BY COMMITTEE OF BOARD OF DIRECTORS
     -----------------------------------------

     To the extent permitted by the rules and regulations of the OTS or other applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

11.  COMPLIANCE WITH APPLICABLE LAW AND OTHER RESTRICTIONS
     -----------------------------------------------------

     Declaration by the Board of Directors and payment by the Bank of cash dividends to holders of the Series B Preferred Stock and repurchase, redemption or other acquisition by the Bank of shares of Series B Preferred Stock shall be subject in all respects to any restrictions and limitations placed on dividends, redemptions or other distributions by the Bank under (i) laws, regulations and regulatory conditions or limitations applicable to or regarding the Bank from time to time, (ii) agreements with federal banking authorities with respect to the Bank from time to time in effect and (iii) contracts, indentures and other agreements from time to time in effect to which the Bank is a party or by which the Bank or its assets are bound.

          IN WITNESS WHEREOF, Chevy Chase Bank, F.S.B., has caused this instrument to be signed by Alexander R. M. Boyle, Vice Chairman, and attested by Mary Lou Hayes, its Secretary, this 2nd day of December, 1996.

                                           CHEVY CHASE BANK, F.S.B.



                                           By: /s/ Alexander R.M. Boyle
                                              ---------------------------------
                                                Alexander R.M. Boyle
                                                Vice Chairman


ATTEST:
------

By: /s/ Mary Lou Hayes
   --------------------------
   Mary Lou Hayes
   Secretary